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                                                                    EXHIBIT L(1)



                         SIMPSON THACHER & BARTLETT LLP
                              425 Lexington Avenue
                            New York, New York 10017



Tel:   (212) 455-2000
Fax:   (212) 455-2502



                                                      May 25, 2004

     As counsel to Salomon Brothers Inflation Management Fund Inc. (the "Fund"), we consent to the incorporation by reference of our opinion, filed in connection with pre-effective amendment no. 1 to the Fund's registration statement on Form N-2 on April 23, 2004 and to the use of our name under the caption "Legal Opinions" in the Prospectus incorporated by reference in this registration statement.


                                    Very truly yours,

                                    /s/ Simpson Thacher & Bartlett LLP

                                    Simpson Thacher & Bartlett LLP